Exhibit 99.1

For Additional Information:

Aaron Reyes

Sunstone Hotel Investors, Inc.

(949) 382-3018

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2022

Completes Nearly $700 Million of Transaction Activity in 2022

Returns Additional Capital to Shareholders Through Incremental Share Repurchases and Dividends

ALISO VIEJO, CA – February 22, 2023 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO), the owner of Long-Term Relevant Real Estate® in the lodging industry, today announced results for the fourth quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Operational Results (as compared to Fourth Quarter 2021):

●	Net Income: Net income was $17.5 million as compared to $138.3 million. Excluding the gain on two hotels sold during the quarter, fourth quarter 2021 would have been a net loss of $14.2 million.
●	Comparable Portfolio RevPAR: RevPAR at the comparable 12 hotels the Company owned during both 2022 and 2021 plus The Confidante Miami Beach (the “Comparable Portfolio”), increased 34.2% to $193.59. The average daily rate was $286.37 and occupancy was 67.6%.
●	Total Portfolio RevPAR: RevPAR at the 15 hotels, which includes the Comparable Portfolio, the Montage Healdsburg and the Four Seasons Resort Napa Valley (the “Total Portfolio”), was $206.73. The average daily rate was $308.55 and occupancy was 67.0%.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest increased 120.6% to $68.8 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 188.9% to $0.26. In 2022, the Company changed its presentation of Adjusted FFO attributable to common stockholders to exclude the noncash amortization expense associated with deferred stock compensation. Adjusted FFO attributable to common stockholders for the prior periods presented in this release have also been adjusted to exclude this expense. The per share impact of this change as compared to the Company’s prior presentation is $0.01 for both of the fourth quarters of 2022 and 2021.

Full Year 2022 Operational Results (as compared to Full Year 2021):

●	Net Income: Net income was $90.8 million as compared to $33.0 million. Excluding the gains on three hotels sold during 2022 and two hotels sold during 2021, net income in 2022 would have been $67.8 million as compared to a net loss of $119.5 million in 2021.
●	Comparable Portfolio RevPAR: RevPAR at the Comparable Portfolio increased 73.2% to $194.31. The average daily rate was $289.15 and occupancy was 67.2%.
●	Total Portfolio RevPAR: RevPAR at the Total Portfolio was $208.38. The average daily rate was $311.94 and occupancy was 66.8%.
●	Adjusted EBITDAre: Adjusted EBITDAre, excluding noncontrolling interest increased 247.8% to $233.8 million.
●	Adjusted FFO: Adjusted FFO attributable to common stockholders per diluted share increased 866.7% to $0.87. The per share impact of the change in presentation noted above as compared to the Company’s prior presentation is $0.05 for both 2022 and 2021.

Information regarding the non-GAAP financial measures disclosed in this release is provided below in “Non-GAAP Financial Measures.” Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included later in this release.

Bryan A. Giglia, Chief Executive Officer, stated, “Our fourth quarter results exceeded our expectations as growing corporate and group business at our urban hotels continued to catch up with strong leisure demand at our resort properties. During the quarter, we collected pandemic-related business interruption insurance proceeds which added to our earnings. Overall, our fourth quarter builds on what was already a very productive year at Sunstone. During 2022, we completed the sale of three hotels in a lower growth market and recycled those proceeds into the acquisition of higher quality assets with a better growth profile, extended our debt maturities and unlocked more of the capacity in our balance sheet, invested in our portfolio, and returned meaningful capital to our shareholders.”

Mr. Giglia continued, “As we look forward into 2023, I am encouraged about the embedded growth potential of our portfolio. Continued demand recovery at our urban hotels and the ramp-up of our premier wine country resorts, will combine with the completion of our Westin Washington DC conversion to generate substantial earnings growth this year. In addition, in the second quarter, we will begin the transformational renovation at our recently acquired hotel in Miami, which will debut as Andaz Miami Beach next year and provide another layer of growth for the portfolio. While the macroeconomic outlook remains uncertain, we will look for opportunities to further recycle capital and return incremental capital to shareholders in the coming year.”

Unaudited Selected Statistical and Financial Data ($ in millions, except RevPAR, ADR and per share amounts)

	Quarter Ended December 31,				Year Ended December 31,
	2022	2021	Change		2022	2021	Change

Net Income	$17.5	$138.3	(87.4)%		$90.8	$33.0	175.1%
Income Attributable to Common Stockholders per Diluted Share	$0.07	$0.61	(88.5)%		$0.34	$0.06	466.7%

Comparable Portfolio RevPAR (1)	$193.59	$144.25	34.2%		$194.31	$112.20	73.2%

Comparable Portfolio Occupancy (1)	67.6%	56.4%	1,120	bps	67.2%	46.2%	2,100	bps
Comparable Portfolio ADR (1)	$286.37	$255.77	12.0%		$289.15	$242.86	19.1%

Total Portfolio RevPAR (2)	$206.73	N/A	N/A		$208.38	N/A	N/A

Total Portfolio Occupancy (2)	67.0%	N/A	N/A		66.8%	N/A	N/A
Total Portfolio ADR (2)	$308.55	N/A	N/A		$311.94	N/A	N/A

Comparable Portfolio Adjusted EBITDAre Margin (1)	28.5%	23.8%	470	bps	30.4%	18.1%	1,230	bps

Adjusted EBITDAre, excluding noncontrolling interest	$68.8	$31.2	120.6%		$233.8	$67.2	247.8%
Adjusted FFO Attributable to Common Stockholders	$53.7	$19.7	172.5%		$184.6	$20.0	821.9%
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.26	$0.09	188.9%		$0.87	$0.09	866.7%

(1)	Comparable Portfolio operating statistics presented here and elsewhere in this release include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022.
(2)	The Total Portfolio consists of all 15 hotels owned by the Company as of December 31, 2022. Total Portfolio operating statistics presented here include both prior ownership results and the Company’s ownership results for The Confidante Miami Beach, acquired by the Company in June 2022. The Four Seasons Resort Napa Valley is a newly-developed hotel which opened on a limited basis in October 2021; therefore, prior year information is not comparable.

2022 Highlights

●	Asset Dispositions: In the first quarter of 2022, the Company completed the sale of three hotels in a lower growth market for a combined gross sale price of $197.0 million. The sale price represents a 10.8x multiple on the hotels’ combined 2019 EBITDAre.
●	Andaz Miami Beach Conversion: In June 2022, the Company completed the acquisition of the 339-room The Confidante Miami Beach for a gross purchase price of $232.0 million. The Company expects to invest approximately $60 million to reposition the hotel into a premiere luxury beachfront resort. Upon completion of the renovation, the hotel will debut as Andaz Miami Beach and the Company expects the hotel to generate an 8% to 9% stabilized net operating income yield on the total investment in the hotel.
●	Hilton San Diego Bayfront Joint Venture Partner Buyout: In June 2022, the Company completed the purchase of the remaining 25% interest in the joint venture that owned the leasehold interest in the 1,190-room Hilton San Diego Bayfront. The well-located hotel is a market-leading property in a premiere convention and resort destination. The purchase price equated to a consolidated value of $628.0 million and represents a highly attractive 11.9x multiple on the hotel’s 2022 EBITDAre.
●	Stock Repurchases: Since the beginning of 2022, the Company has repurchased $119.2 million of the Company’s common stock (including $11.0 million repurchased in 2023) at an average purchase price of $10.46 per share. The average purchase price per share represents a substantial discount to consensus estimates of NAV and implies a highly attractive valuation multiple on the Company’s stabilized cash flow. During 2022 and 2023, the Company repurchased a total of 11,395,129 shares, which represents 5.2% of all shares outstanding as of the end of 2021.
●	Balance Sheet: In July 2022, the Company completed a recast of its corporate credit agreement, which expanded the Company’s unsecured borrowing capacity and extended the maturity of its in-place term loans. As a result of the recast, the Company regained full availability on its $500.0 million revolving credit facility and made more prudent use of its debt capacity.

Balance Sheet and Liquidity Update

As of December 31 2022, the Company had $157.2 million of cash and cash equivalents, including restricted cash of $56.0 million, total assets of $3.1 billion, including $2.8 billion of net investments in hotel properties, total debt of $816.1 million and stockholders’ equity of $2.1 billion.

Operations Update

January 2023, 2022 and 2019 results for the Comparable Portfolio included the following ($ in millions, except RevPAR and ADR):

	January
	2023 (1)	2022	2019	Change 2023 vs. 2022		Change 2023 vs. 2019
Room Revenue	$42.5	$24.4	$42.3	73.9%		0.5%

RevPAR	$182.53	$104.90	$181.77	74.0%		0.4%
Occupancy	63.1%	39.7%	75.2%	2,340	bps	(1,210)	bps
Average Daily Rate	$289.27	$264.22	$241.72	9.5%		19.7%

(1)	January 2023 results are preliminary and may be adjusted during the Company’s month-end close process.

Capital Investments

The Company invested $31.0 million and $128.6 million into its portfolio during the fourth quarter and year ended December 31, 2022, respectively. The majority of the investment consisted primarily of additional progress on the renovation of the Renaissance Washington DC in preparation for its conversion to the Westin brand in 2023, and a rooms renovation at the Hyatt Regency San Francisco which was completed during the third quarter of 2022.

In 2023, the Company expects to invest approximately $130 million to $150 million into its portfolio with the majority of the investment consisting of the completion of the renovation of the Renaissance Washington DC and its conversion to the Westin brand, the beginning of the transformational renovation of The Confidante Miami Beach in preparation for its conversion to Andaz Miami Beach in 2024 and the renovation of the Renaissance Long Beach and its conversion to the Marriott brand. These projects are expected to drive incremental growth upon completion and will further enhance the earnings potential and value of these well-located hotels. The Company currently anticipates that it will incur approximately $16 million to $18 million of EBITDAre displacement in

2023 in connection with its planned capital investments. Based on the Company’s current outlook, $5 million to $6 million of the EBITDAre displacement is expected to be incurred in the first half of the year in connection with the completion of the renovation work at the soon to be rebranded Renaissance Washington DC, and $11 million to $12 million of the displacement is expected in the second half of the year as renovation work commences at The Confidante Miami Beach in connection with its transformation to Andaz Miami Beach.

2023 Outlook

For the first quarter of 2023, the Company expects:

Metric ($ in millions, except per share data)	Quarter Ended March 31, 2023 Guidance (1)
Net Income	$3 to $7
Total Portfolio RevPAR Growth (as compared to the first quarter of 2022)	+ 30% to + 32%
Adjusted EBITDAre	$51 to $55
Adjusted FFO Attributable to Common Stockholders	$34 to $38
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.16 to $0.18
Diluted Weighted Average Shares Outstanding	208,000,000

(1)	Detailed reconciliations of Net Income to non-GAAP financial measures are provided later in this release.

First quarter 2023 guidance is based in part on the following full year assumptions:

●	Full year total Adjusted EBITDAre displacement of approximately $16 million to $18 million in connection with planned capital investments.
●	Full year corporate overhead expense (excluding deferred stock amortization) of approximately $22 million to $23 million.
●	Full year interest expense of approximately $52 million to $54 million, including approximately $2 million in amortization of deferred financing costs.
●	Full year preferred stock dividends of approximately $15 million, which includes the Series G, H and I cumulative redeemable preferred stock.

Recent Developments

Stock Repurchase Program and At-the-Market Stock Offering Program Authorizations: On February 9, 2023, the Company’s Board of Directors reauthorized the Company’s stock repurchase program, which allows the Company to acquire up to $500.0 million of its common and preferred stock. In addition, the Company’s Board of Directors reauthorized the “At-the-Market” stock offering program, allowing the Company to issue common stock up to an aggregate offering amount of $300.0 million. The authorizations have no stated expirations and future issuances or repurchases under the programs will depend on various factors, including the Company’s capital needs, restrictions under its various financing agreements, as well as the price of the Company’s common and preferred stock.

COVID-19 Business Interruption Insurance Proceeds: In the fourth quarter of 2022, the Company received business interruption proceeds of $10.0 million from one of its insurers as payment for revenue losses incurred at its hotels due to the COVID-19 pandemic. The Company is continuing to pursue its rights of recovery under the associated insurance policy, which has a $25.0 million limit of liability, inclusive of the $10.0 million which was received in the fourth quarter of 2022. Any additional business interruption proceeds will not be recognized until received, but the Company can make no assurances that any additional amounts will be recovered under the policy.

Dividend Update

On February 21, 2023, the Company’s Board of Directors declared a cash dividend of $0.05 per share of common stock, as well as cash dividends of $0.382813 per share payable to its Series H cumulative redeemable preferred stockholders and $0.356250 per share payable to its Series I cumulative redeemable preferred stockholders. The dividends will be paid on April 17, 2023 to stockholders of record as of March 31, 2023.

The Company expects to continue to pay a quarterly cash dividend of $0.05 per share of common stock throughout 2023. Consistent with the Company’s past practice, and to the extent that the expected regular quarterly dividends for 2023 do not satisfy the annual distribution requirements, the Company expects to satisfy the annual distribution requirement by paying a “catch-up” dividend in

January 2024. The level of any future quarterly dividends will be determined by the Company’s Board of Directors after considering the Company’s obligations under its various financing agreements, projected taxable income, compliance with its debt covenants, long-term operating projections, expected capital requirements and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to the information in this release and other filings with the SEC. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss fourth quarter and full year 2022 financial results on February 22, 2023, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time). A live webcast of the call will be available via the Investor Relations section of the Company’s website at www.sunstonehotels.com. Alternatively, interested parties may dial 1-888-330-3573 and reference conference ID 4831656 to listen to the live call. A replay of the webcast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of the date of this release owns 15 hotels comprised of 7,735 rooms, the majority of which are operated under nationally recognized brands. Sunstone’s strategy is to create long-term stakeholder value through the acquisition, active ownership and disposition of hotels considered to be Long-Term Relevant Real Estate®. For further information, please visit Sunstone’s website at www.sunstonehotels.com. The Company’s website is provided as a reference only and any information on the website is not incorporated by reference in this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: we own upper upscale and luxury hotels in an industry that is highly competitive; events beyond our control, including economic slowdowns or recessions, global pandemics such as those caused by COVID-19 and its variants, natural disasters, civil unrest and terrorism; rising hotel operating costs, including wages, employee-related benefits, food costs, commodity costs, including those used to renovate or reposition our hotels, property taxes, property and liability insurance and utilities may not be offset by increased room rates; system security risks, data protection breaches, cyber-attacks and systems integration issues, including those impacting the Company’s suppliers, hotel managers or franchisors; a significant portion of our hotels are geographically concentrated so we may be harmed by economic downturns or natural disasters in these areas of the country; we face possible risks associated with the physical and transitional effects of climate change; uninsured or underinsured losses could harm our financial condition; the operating results of some of our hotels are significantly reliant upon group and transient business generated by large corporate customers, and the loss of such customers for any reason could harm our operating results; the increased use of virtual meetings and other similar technologies could lessen the need for business-related travel, and, therefore, demand for rooms in our hotels may be adversely affected; our hotels have an ongoing need for capital investment and we may incur significant capital expenditures in connection with acquisitions, repositionings and other improvements, some of which are mandated by applicable laws or regulations or agreements with third parties, and the costs of such renovations, repositionings or improvements may exceed our expectations or cause other problems; delays in the acquisition, renovation or repositioning of hotel properties may have adverse effects on our results of operations and returns to our stockholders; accounting for the acquisition of a hotel property or other entity involves assumptions and estimations to determine fair value that could differ materially from the actual results achieved in future periods; volatility in the debt and equity markets may adversely affect our ability to acquire, renovate, refinance or sell our hotels; we may pursue joint venture investments that could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturer; we may be subject to unknown or contingent liabilities related to recently sold or acquired hotels, as well as hotels we may sell or acquire in the future; we may seek to acquire a portfolio of hotels or a company, which could present more risks to our business and financial results than the acquisition of a single hotel; the sale of a hotel or portfolio of hotels is typically subject to contingencies, risks and uncertainties, any of which may cause us to be unsuccessful in completing the disposition; the illiquidity of real estate investments and the lack of alternative uses of hotel properties could significantly limit our ability to respond to adverse changes in the performance of our hotels; we may issue or invest in hotel loans, including subordinated or mezzanine loans, which could involve greater risks of loss than senior loans secured by income-producing real properties; if we make or invest in mortgage loans with the intent of gaining ownership of the hotel secured by or pledged to the loan, our ability to perfect an ownership interest in the hotel is subject to the sponsor’s willingness to forfeit the property in lieu of the debt; one of our hotels is subject to a ground lease with an unaffiliated party, the termination of which by the lessor for any reason, including due to our default on the lease, could cause us to lose the ability to operate the hotel altogether and may adversely affect our results of operations; because we are a REIT, we depend on third-parties to operate our hotels; we are subject to risks associated with our operators’ employment of hotel personnel; most of our hotels operate under a brand owned by Marriott, Hilton, Hyatt, Four Seasons or Montage. Should any of these brands experience a negative event, or receive negative publicity, our operating results may be harmed; our franchisors and brand managers may adopt new policies or change existing policies which could result in increased costs that could negatively impact our hotels; future adverse litigation judgments or settlements resulting from legal proceedings could have an adverse effect on our financial condition; claims by persons regarding our properties could affect the attractiveness of our hotels or cause us to incur additional expenses; the hotel business is seasonal and seasonal variations in business volume at our hotels will cause quarterly fluctuations in our revenue; changes in the debt and equity markets may adversely affect the value of our hotels; certain of our hotels have in the past become impaired and additional hotels may become impaired in the future; laws and governmental regulations may restrict the ways in which we use our hotel properties and increase the cost of compliance with such regulations. Noncompliance with such regulations could subject us to penalties, loss of value of our properties or civil damages; corporate responsibility, specifically related to ESG factors and commitments, may impose additional costs and expose us to new risks that could adversely affect our results of operations, financial condition and cash flows; our franchisors and brand managers may require us to make capital expenditures pursuant to property improvement plans or to comply with brand standards; termination of any of our franchise, management or operating lease agreements could cause us to lose business or lead to a default or acceleration of our obligations under certain of our debt instruments; the growth of alternative reservation channels could adversely affect our business and profitability; the failure of tenants in our hotels to make rent payments under our retail and restaurant leases may adversely affect our results of operations; we rely on our corporate and hotel senior management teams, the loss of whom may cause us to incur costs and harm our business; if we fail to maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results; we have outstanding debt which may restrict our financial flexibility; certain of our debt is subject to variable interest rates, which can create uncertainty in forecasting our interest expense and may negatively impact our operating results; and other risks and uncertainties associated with the Company’s business described in its filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information provided herein is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read together with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization for real estate, or EBITDAre; Adjusted EBITDAre, excluding noncontrolling interest (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDAre; and hotel Adjusted EBITDAre margins. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. In addition, our calculation of these measures may not be comparable to other companies that do not define such terms exactly the same as the Company. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to net income (loss), cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

We present EBITDAre in accordance with guidelines established by the National Association of Real Estate Investment Trusts (“NAREIT”), as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate.” We believe EBITDAre is a useful performance measure to help investors evaluate and compare the results of our operations from period to period in comparison to our peers. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) plus interest expense, income tax expense, depreciation and amortization, gains or losses on the disposition of depreciated property (including gains or losses on change in control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in the value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance, and that the presentation of Adjusted EBITDAre, excluding noncontrolling interest, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance. In addition, we use both EBITDAre and Adjusted EBITDAre, excluding noncontrolling interest as measures in determining the value of hotel acquisitions and dispositions.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to NAREIT’s definition of “FFO applicable to common shares.” Our presentation may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDAre and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDAre, excluding noncontrolling interest or Adjusted FFO attributable to common stockholders:

●	Amortization of deferred stock compensation: we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense is based on historical stock prices at the date of grant to our corporate employees and does not reflect the underlying performance of our hotels.

●	Amortization of contract intangibles: we exclude the noncash amortization of any favorable or unfavorable contract intangibles recorded in conjunction with our hotel acquisitions. We exclude the noncash amortization of contract intangibles because it is based on historical cost accounting and is of lesser significance in evaluating our actual performance for the current period.

●	Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

●	Acquisition costs: under GAAP, costs associated with acquisitions that meet the definition of a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company or our hotels.

●	Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments, which include the accounting impact from prior periods, because they do not reflect our actual performance for that period.

●	Other adjustments: we exclude other adjustments that we believe are outside the ordinary course of business because we do not believe these costs reflect our actual performance for the period and/or the ongoing operations of our hotels. Such items may include: lawsuit settlement costs; the write-off of development costs associated with abandoned projects; property-level restructuring, severance and management transition costs; debt resolution costs; lease terminations; property insurance restoration proceeds or uninsured losses; and other nonrecurring identified adjustments.

In addition, to derive Adjusted EBITDAre, excluding noncontrolling interest we exclude the noncontrolling partner’s pro rata share of the net (income) loss allocated to the Hilton San Diego Bayfront partnership, as well as the noncontrolling partner’s pro rata share of any EBITDAre and Adjusted EBITDAre components (prior to our acquisition of the noncontrolling partner’s ownership interest in the partnership in June 2022). We also exclude the amortization of our right-of-use assets and related lease obligations as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. Additionally, we include an adjustment for the cash finance lease expense recorded on the building lease at the Hyatt Centric Chicago Magnificent Mile (prior to the hotel’s sale in February 2022). We determined that the building lease was a finance lease, and, therefore, we included a portion of the lease payment each month in interest expense. We adjust EBITDAre for the finance lease in order to more accurately reflect the actual rent due to the hotel’s lessor in the current period, as well as the operating performance of the hotel. We also exclude the effect of gains and losses on the disposition of undepreciated assets because we believe that including them in Adjusted EBITDAre, excluding noncontrolling interest is not consistent with reflecting the ongoing performance of our assets.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash interest on our derivatives and finance lease obligation as we believe that these items are not reflective of our ongoing finance costs. Additionally, we exclude the noncontrolling partner’s pro rata share of any FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership components (prior to our acquisition of the noncontrolling partner’s ownership interest in the partnership in June 2022). We also exclude the real estate amortization of our right-of-use assets and related lease obligations, which includes the amortization of both our finance and operating lease intangibles (with the exception of our corporate operating lease), as these expenses are based on historical cost accounting and do not reflect the actual rent amounts due to the respective lessors or the underlying performance of our hotels. In addition, we exclude preferred stock redemption charges, changes to deferred tax assets, liabilities or valuation allowances, and income tax benefits or provisions associated with the application of net operating loss carryforwards, uncertain tax positions or with the sale of assets other than real estate investments.

In presenting hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins, miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDAre results in a more accurate presentation of the hotel Adjusted EBITDAre margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Reconciliations of net income to EBITDAre, Adjusted EBITDAre, excluding noncontrolling interest, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel Adjusted EBITDAre and hotel Adjusted EBITDAre margins are set forth in the following pages of this release.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31,	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$101,223	$120,483
Restricted cash	55,983	42,234
Accounts receivable, net	42,092	28,733
Prepaid expenses and other current assets	14,668	14,338
Assets held for sale, net	—	76,308
Total current assets	213,966	282,096

Investment in hotel properties, net	2,840,928	2,720,016
Operating lease right-of-use assets, net	15,025	23,161
Deferred financing costs, net	5,031	2,580
Other assets, net	7,867	13,196

Total assets	$3,082,817	$3,041,049

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$56,849	$47,701
Accrued payroll and employee benefits	22,801	19,753
Dividends and distributions payable	13,995	3,513
Other current liabilities	65,213	58,884
Current portion of notes payable, net	222,030	20,694
Liabilities of assets held for sale	—	25,213
Total current liabilities	380,888	175,758

Notes payable, less current portion, net	590,651	588,741
Operating lease obligations, less current portion	14,360	25,120
Other liabilities	11,957	11,656
Total liabilities	997,856	801,275

Commitments and contingencies

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series G Cumulative Redeemable Preferred Stock, 2,650,000 shares issued and outstanding at both December 31, 2022 and 2021, stated at liquidation preference of $25.00 per share	66,250	66,250
6.125% Series H Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at both December 31, 2022 and 2021, stated at liquidation preference of $25.00 per share	115,000	115,000
5.70% Series I Cumulative Redeemable Preferred Stock, 4,000,000 shares issued and outstanding at both December 31, 2022 and 2021, stated at liquidation preference of $25.00 per share	100,000	100,000
Common stock, $0.01 par value, 500,000,000 shares authorized, 209,320,447 shares issued and outstanding at December 31, 2022 and 219,333,783 shares issued and outstanding at December 31, 2021	2,093	2,193
Additional paid in capital	2,465,595	2,631,484
Retained earnings	1,035,353	948,064
Cumulative dividends and distributions	(1,699,330)	(1,664,024)
Total stockholders' equity	2,084,961	2,198,967
Noncontrolling interest in consolidated joint venture	—	40,807
Total equity	2,084,961	2,239,774

Total liabilities and equity	$3,082,817	$3,041,049

Sunstone Hotel Investors, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

	(unaudited)
Revenues
Room	$147,277	$116,097	$576,170	$352,974
Food and beverage	65,847	36,368	240,564	83,915
Other operating	31,020	21,421	95,319	72,261
Total revenues	244,144	173,886	912,053	509,150
Operating expenses
Room	38,691	32,031	145,285	98,723
Food and beverage	48,187	30,719	174,146	79,807
Other operating	5,380	4,465	23,345	14,399
Advertising and promotion	12,559	10,356	46,979	31,156
Repairs and maintenance	9,432	11,220	36,801	33,898
Utilities	6,705	5,747	26,357	20,745
Franchise costs	4,410	3,886	15,839	11,354
Property tax, ground lease and insurance	15,819	16,318	68,979	64,139
Other property-level expenses	30,003	23,238	113,336	71,415
Corporate overhead	7,936	8,203	35,246	40,269
Depreciation and amortization	32,393	32,598	126,396	128,682
Impairment losses	3,466	1,671	3,466	2,685
Total operating expenses	214,981	180,452	816,175	597,272
Interest and other income (loss)	476	13	5,242	(343)
Interest expense	(11,717)	(7,201)	(32,005)	(30,898)
Gain on sale of assets	—	152,524	22,946	152,524
Gain (loss) on extinguishment of debt, net	26	(428)	(936)	(57)
Income before income taxes	17,948	138,342	91,125	33,104
Income tax provision, net	(485)	(18)	(359)	(109)
Net income	17,463	138,324	90,766	32,995
(Income) loss from consolidated joint venture attributable to noncontrolling interest	—	(335)	(3,477)	1,303
Preferred stock dividends and redemption charges	(3,350)	(3,349)	(14,247)	(20,638)
Income attributable to common stockholders	$14,113	$134,640	$73,042	$13,660

Basic and diluted per share amounts:
Basic and diluted income attributable to common stockholders per common share	$0.07	$0.61	$0.34	$0.06

Basic weighted average common shares outstanding	209,097	217,870	212,613	216,296
Diluted weighted average common shares outstanding	209,109	217,870	212,653	216,296

Distributions declared per common share	$0.05	$—	$0.10	$—

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre, Excluding Noncontrolling Interest

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net income	$17,463	$138,324	$90,766	$32,995
Operations held for investment:
Depreciation and amortization	32,393	32,598	126,396	128,682
Interest expense	11,717	7,201	32,005	30,898
Income tax provision, net	485	18	359	109
Gain on sale of assets	—	(152,524)	(22,946)	(152,442)
Impairment losses - depreciable assets	1,379	1,671	1,379	2,685
EBITDAre	63,437	27,288	227,959	42,927

Operations held for investment:
Amortization of deferred stock compensation	2,230	2,212	10,891	12,788
Amortization of right-of-use assets and obligations	(359)	(340)	(1,409)	(1,344)
Amortization of contract intangibles, net	(18)	—	(61)	—
Finance lease obligation interest - cash ground rent	—	(351)	(117)	(1,404)
(Gain) loss on extinguishment of debt, net	(26)	428	936	57
Prior year property tax adjustments, net	—	—	—	(1,384)
Hurricane-related losses (insurance restoration proceeds), net	—	2,612	(2,755)	4,233
Property-level severance	729	(284)	729	4,278
Lawsuit settlement cost	—	21	—	712
Costs associated with financing no longer pursued	697	—	697	—
CEO transition costs	—	815	—	8,791
Impairment loss - right-of-use asset	2,087	—	2,087	—
Noncontrolling interest:
(Income) loss from consolidated joint venture attributable to noncontrolling interest	—	(335)	(3,477)	1,303
Depreciation and amortization	—	(791)	(1,456)	(3,198)
Interest expense	—	(160)	(374)	(661)
Amortization of right-of-use asset and obligation	—	73	132	290
Lawsuit settlement cost	—	(5)	—	(178)
Adjustments to EBITDAre, net	5,340	3,895	5,823	24,283

Adjusted EBITDAre, excluding noncontrolling interest	$68,777	$31,183	$233,782	$67,210

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share data)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net income	$17,463	$138,324	$90,766	$32,995
Preferred stock dividends and redemption charges	(3,350)	(3,349)	(14,247)	(20,638)
Operations held for investment:
Real estate depreciation and amortization	32,023	31,976	124,819	126,182
Gain on sale of assets	—	(152,524)	(22,946)	(152,442)
Impairment losses - hotel properties	—	1,671	—	2,685
Noncontrolling interest:
(Income) loss from consolidated joint venture attributable to noncontrolling interest	—	(335)	(3,477)	1,303
Real estate depreciation and amortization	—	(791)	(1,456)	(3,198)
FFO attributable to common stockholders	46,136	14,972	173,459	(13,113)

Operations held for investment:
Amortization of deferred stock compensation (1)	2,230	2,212	10,891	12,788
Real estate amortization of right-of-use assets and obligations	(287)	87	(1,155)	336
Amortization of contract intangibles, net	78	—	422	—
Noncash interest on derivatives, net	710	(1,211)	(2,194)	(3,405)
(Gain) loss on extinguishment of debt, net	(26)	428	936	57
Prior year property tax adjustments, net	—	—	—	(1,384)
Hurricane-related losses (insurance restoration proceeds), net	—	2,612	(2,755)	4,233
Property-level severance	729	(284)	729	4,278
Lawsuit settlement cost	—	21	—	712
Costs associated with financing no longer pursued	697	—	697	—
CEO transition costs	—	815	—	8,791
Impairment losses - right-of-use and depreciable assets	3,466	—	3,466	—
Preferred stock redemption charges	—	—	—	6,640
Noncontrolling interest:
Real estate amortization of right-of-use asset and obligation	—	73	132	290
Lawsuit settlement cost	—	(5)	—	(178)
Noncash interest on derivatives, net	—	1	—	(19)
Adjustments to FFO attributable to common stockholders, net	7,597	4,749	11,169	33,139

Adjusted FFO attributable to common stockholders	$53,733	$19,721	$184,628	$20,026

FFO attributable to common stockholders per diluted share	$0.22	$0.07	$0.81	$(0.06)

Adjusted FFO attributable to common stockholders per diluted share	$0.26	$0.09	$0.87	$0.09

Basic weighted average shares outstanding	209,097	217,870	212,613	216,296
Shares associated with unvested restricted stock awards	449	445	358	326
Diluted weighted average shares outstanding	209,546	218,315	212,971	216,622

(1)	Amortization of deferred stock compensation has been added to the adjustments to FFO attributable to common stockholders, net for the fourth quarter and year ended December 31, 2021 to conform to the current year’s presentation.

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for First Quarter 2023

(Unaudited and in thousands, except for per share amounts)

Reconciliation of Net Income to Adjusted EBITDAre

	Quarter Ended
	March 31, 2023
	Low	High

Net income	$3,000	$7,400
Depreciation and amortization	32,200	32,200
Interest expense	12,900	12,500
Income tax provision	300	300
Amortization of deferred stock compensation	2,600	2,600
Adjusted EBITDAre	$51,000	$55,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

	Quarter Ended
	March 31, 2023
	Low	High

Net income	$3,000	$7,400
Preferred stock dividends	(3,900)	(3,900)
Real estate depreciation and amortization	32,000	32,000
Amortization of deferred stock compensation	2,600	2,600
Adjusted FFO attributable to common stockholders	$33,700	$38,100

Adjusted FFO attributable to common stockholders per diluted share	$0.16	$0.18

Diluted weighted average shares outstanding	208,000	208,000

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Hotel Adjusted EBITDAre and Margins

(Unaudited and in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Comparable Portfolio Adjusted EBITDAre Margin (1)	28.5%	23.8%	30.4%	18.1%

Total revenues	$244,144	$173,886	$912,053	$509,150
Non-hotel revenues (2)	(18)	(21)	(75)	(87)
Business interruption insurance proceeds (3)	(9,987)	—	(9,987)	—
Reimbursements to offset net losses (4)	—	(1,462)	—	(10,235)
Total Actual Hotel Revenues	234,139	172,403	901,991	498,828
Prior ownership hotel revenues (5)	—	9,629	22,637	39,015
Non-comparable hotel revenues (6)	(22,877)	(17,088)	(93,429)	(48,276)
Sold hotel revenues (7)	—	(15,884)	(3,234)	(49,389)
Comparable Portfolio Revenues	$211,262	$149,060	$827,965	$440,178

Net income	$17,463	$138,324	$90,766	$32,995
Non-hotel revenues (2)	(18)	(21)	(75)	(87)
Business interruption insurance proceeds related to owned hotels (8)	(6,663)	—	(6,663)	—
Reimbursements to offset net losses (4)	—	(1,462)	—	(10,235)
Non-hotel operating expenses, net (9)	(5,977)	(608)	(7,062)	(4,510)
Taxes assessed on commercial rents (10)	61	—	176	—
Property-level prior year property tax adjustments, net	—	—	—	379
Property-level legal fees and settlements (11)	225	21	225	770
Property-level severance (12)	974	(284)	974	4,278
Property-level hurricane-related restoration expenses (13)	306	2,612	1,920	4,233
Corporate overhead	7,936	8,203	35,246	40,269
Depreciation and amortization	32,393	32,598	126,396	128,682
Impairment losses	3,466	1,671	3,466	2,685
Interest and other (income) loss	(476)	(13)	(5,242)	343
Interest expense	11,717	7,201	32,005	30,898
Gain on sale of assets	—	(152,524)	(22,946)	(152,524)
(Gain) loss on extinguishment of debt, net	(26)	428	936	57
Income tax provision, net	485	18	359	109
Actual Hotel Adjusted EBITDAre	61,866	36,164	250,481	78,342
Prior ownership hotel Adjusted EBITDAre (5)	—	3,320	8,630	5,362
Non-comparable hotel Adjusted EBITDAre (6)	(1,749)	(2,503)	(9,245)	(5,983)
Sold hotel Adjusted EBITDAre (7)	—	(1,434)	2,172	1,966
Comparable Portfolio Adjusted EBITDAre	$60,117	$35,547	$252,038	$79,687

*Footnotes on following page

(1)	Comparable Portfolio Adjusted EBITDAre Margin is calculated as Comparable Portfolio Adjusted EBITDAre divided by Total Comparable Portfolio Revenues.
(2)	Non-hotel revenues include the amortization of any favorable or unfavorable contract intangibles recorded in conjunction with the Company's hotel acquisitions.
(3)	Business interruption insurance proceeds include $10.0 million in proceeds recognized in the fourth quarter and full year of 2022 related to COVID-19 disruption at 12 hotels currently owned by the Company and eight sold hotels.
(4)	Reimbursements to offset net losses for the fourth quarter and full year of 2021 include $1.5 million and $10.2 million, respectively, at the Hyatt Regency San Francisco as stipulated by the hotel's operating lease agreement.
(5)	Prior ownership hotel revenues and Adjusted EBITDAre include results for The Confidante Miami Beach and the Montage Healdsburg prior to the Company’s acquisition of the hotels in June 2022 and April 2021, respectively. The Company obtained prior ownership information from the hotels’ previous owners during the due diligence periods before acquiring the hotels. The Company performed limited reviews of the information as part of its analyses of the acquisitions. The Company determined the amount to include as pro forma depreciation expense based on the hotels’ actual depreciation expense recognized by the Company.
(6)	Non-comparable hotel revenues and Adjusted EBITDAre include results for the Montage Healdsburg and the Four Seasons Resort Napa Valley, acquired in April 2021 and December 2021, respectively.
(7)	Sold hotel revenues and Adjusted EBITDAre for the full year of 2022 and 2021 include results for the Embassy Suites Chicago and the Hilton Garden Inn Chicago Downtown/Magnificent Mile, sold in March 2022, and the Hyatt Centric Chicago Magnificent Mile, sold in February 2022. Sold hotel revenues and Adjusted EBITDAre for the fourth quarter and full year of 2021 also include results for the Embassy Suites La Jolla and the Renaissance Westchester, sold in December 2021 and October 2021, respectively.
(8)	Business interruption insurance proceeds related to owned hotels include $6.7 million in proceeds recognized in the fourth quarter and full year of 2022 related to COVID-19 disruption at 12 hotels currently owned by the Company.
(9)	Non-hotel operating expenses, net for both the fourth quarter and full year of 2022 include $3.3 million in business interruption insurance proceeds related to COVID-19 at eight sold hotels. Non-hotel operating expenses, net for the fourth quarters and full years of 2022 and 2021 include the following: the amortization of hotel real estate-related right-of-use assets and obligations; the amortization of a favorable management agreement contract intangible prior to the hotel’s sale in March 2022; prior year property tax credits, net related to sold hotels; and finance lease obligation interest – cash ground rent prior to the hotel’s sale in February 2022.
(10)	Taxes assessed on commercial rents for the fourth quarter and full year of 2022 include $0.1 million and $0.2 million, respectively, at the Hyatt Regency San Francisco.
(11)	Property-level legal fees and settlements for both the fourth quarter and full year of 2022 include $0.2 million in legal fees related to business interruption insurance proceeds recognized in the fourth quarter and full year of 2022. Property-level legal fees and settlements for the fourth quarter and full year of 2021 include $21,000 and $0.7 million, respectively, related to lawsuit settlement costs at the Hilton San Diego Bayfront. Property-level legal fees and settlements for the full year of 2021 also include $0.1 million in legal fees for a hotel the Company sold in 2021.
(12)	Property-level severance for the fourth quarter and full year of 2022 includes a total of $1.0 million, comprising $0.7 million at the Hyatt Regency San Francisco and $0.2 million at the Four Seasons Resort Napa Valley. Property-level severance for both the fourth quarter and full year of 2021 includes a net credit true-up of $0.3 million in COVID-19-related severance at several of the Company's hotels. Property-level severance for the full year of 2021 also includes $4.6 million for a hotel the Company sold in 2021.
(13)	Property-level hurricane-related restoration expenses for the fourth quarter and full year of 2022 include a total of $0.3 million incurred at the Oceans Edge Resort & Marina and the Renaissance Orlando at SeaWorld®. Property-level hurricane-related restoration expenses for the full year of 2022 also include a total of $1.6 million incurred at the Hilton New Orleans St. Charles and the JW Marriott New Orleans. Property-level hurricane-related restoration expenses for the fourth quarter and full year of 2021 include totals of $2.6 million and $4.2 million, respectively, incurred at the Hilton New Orleans St. Charles and the JW Marriott New Orleans.